SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

Human Genome Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1. ELECTION OF DIRECTORS WHOSE TERMS WILL EXPIRE IN 2007
PROPOSAL 2. RATIFICATION OF INDEPENDENT AUDITORS
PROPOSALS 3 AND 4. -- APPROVAL OF AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
PROPOSAL 3. APPROVAL OF AMENDMENT NO. 1 TO THE STOCK INCENTIVE PLAN
PROPOSAL 4. APPROVAL OF AMENDMENT NO. 2 TO THE STOCK INCENTIVE PLAN
SUMMARY OF STOCK INCENTIVE PLAN, AS PROPOSED TO BE AMENDED
PROPOSAL 5. APPROVAL OF OPTION EXCHANGE PROGRAM
STOCK OPTION EXCHANGE PROGRAM
EXECUTIVE COMPENSATION AND OTHER MATTERS
ADDITIONAL INFORMATION

HUMAN GENOME SCIENCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held May 20, 2004

To the Stockholders of Human Genome Sciences, Inc.:

      NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Human Genome Sciences, Inc., a Delaware corporation (the “Company”), will be held at the University System of Maryland — Shady Grove Center, Germantown Room, 9630 Gudelsky Drive, Rockville, Maryland 20850 on Thursday, May 20, 2004 at 9:30 a.m., local time, for the following purposes:

1.	To elect four directors for a three-year term ending in 2007.

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors.

3.	To approve Amendment No. 1 to the Company’s Amended and Restated 2000 Stock Incentive Plan (the “Stock Incentive Plan”).

4.	To approve Amendment No. 2 to the Stock Incentive Plan.

5.	To approve an option exchange program for the Company’s employees, other than the Company’s seven executive officers.

6.	To act upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

      The Board of Directors of the Company has fixed the close of business on March 31, 2004 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company’s corporate headquarters during business hours for a period of ten days prior to the Annual Meeting.

      Your attention is directed to the attached Proxy Statement and the Annual Report of the Company for the fiscal year ended December 31, 2003.

By Order of the Board of Directors,

James H. Davis, Secretary

Rockville, Maryland

April      , 2004

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

HUMAN GENOME SCIENCES, INC.

14200 Shady Grove Road
Rockville, Maryland 20850

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      This Proxy Statement is being furnished to stockholders of Human Genome Sciences, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the University System of Maryland — Shady Grove Center, Germantown Room, 9630 Gudelsky Drive, Rockville, Maryland 20850 on Thursday, May 20, 2004 at 9:30 a.m., local time, and at any adjournment or postponement thereof.

Solicitation

      The solicitation is being made primarily by the use of the mails, but directors, officers and employees may also engage in the solicitation of proxies by telephone. The Company has retained the services of Georgeson Shareholder Communications, Inc. to assist in soliciting proxies. Georgeson Shareholder Communications, Inc. will solicit proxies by personal interview, telephone, facsimile and mail. It is anticipated that the fee for those services will not exceed $7,000 plus reimbursement for out-of-pocket expenses. The cost of soliciting proxies will be borne by the Company. Other than the compensation of Georgeson Shareholder Communications, Inc., no compensation will be paid by the Company in connection with the solicitation of proxies, except that the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.

      This Proxy Statement and the accompanying form of proxy are being sent to stockholders on or about April      , 2004.

Revocation of Proxies

      A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership as of March 31, 2004 in order to vote personally at the Annual Meeting.

Quorum and Voting Requirements

      The close of business on March 31, 2004 has been fixed by the Board of Directors of the Company as the record date (the “Record Date”) for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were                      shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), outstanding. The presence at the Annual Meeting, in person or by a proxy relating to any matter to be acted upon at the meeting, of a majority of the outstanding shares, or                      shares, is necessary to constitute a quorum for the Annual Meeting. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum. In the event that there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

      Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Broker non-votes” mean the votes that could have been cast on the matter in question if the brokers had received instructions from their customers, and as to which the brokers have notified the Company on a proxy form in accordance with industry practice or have otherwise advised the Company that they lack voting authority.

      Directors are elected by a plurality and the four nominees who receive the most votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election. On all other matters, the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter is required to approve such matter. On such matters, broker non-votes are not considered shares entitled to vote on the matter and therefore will not be taken into account in determining the outcome of the vote on the matter. Abstentions are considered shares entitled to vote on the matter and therefore will have the effect of a vote against the matter.

      All outstanding shares of the Company’s Common Stock represented by valid and unrevoked proxies received in time for the Annual Meeting will be voted. A stockholder may, with respect to the election of directors (1) vote for the election of the named director nominees, (2) withhold authority to vote for all such director nominees or (3) vote for the election of all such director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by writing the number designating such nominee’s name on the proxy in the space provided. A stockholder may, with respect to each other matter specified in the notice of meeting (1) vote “FOR” the matter, (2) vote “AGAINST” the matter or (3) “ABSTAIN” from voting on the matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no instructions are given, the shares will be voted FOR the election of the named director nominees, FOR the ratification of Ernst & Young LLP as the Company’s independent auditors, FOR Amendment No. 1 to the Stock Incentive Plan, FOR Amendment No. 2 to the Stock Incentive Plan and FOR the Option Exchange Program. No proposal is contingent on the approval of any other proposal.

      The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the ownership of Common Stock of the Company as of February 29, 2004, unless otherwise indicated, by (1) all stockholders known by the Company to beneficially own more than five percent of the outstanding Common Stock, (2) each of the directors and nominees for director, (3) each executive officer of the Company, including those named in the Summary Compensation Table and (4) all directors and executive officers of the Company as a group.

Number of
Name and Address of Beneficial Owner(1)	Shares Owned	Percent Owned

FMR Corp.	13,131,110(2)	10.2%
82 Devonshire Street
Boston, Massachusetts 02109-3614

Sid R. Bass Management Trust	11,075,650(3)	8.6%
201 Main Street, Ste. 2600
Fort Worth, Texas 76102-3131

Wellington Management Company, LLP	9,143,765(4)	7.1%
75 State Street
Boston, Massachusetts 02109

Directors, Nominees and Executive Officers

William A. Haseltine, Ph.D.	5,985,222(5)	4.5%
Betsy S. Atkins	6,999(6)	*
Susan Bateson McKay	338,267(7)	*
Richard J. Danzig	39,499(8)	*
James H. Davis, Ph.D., J.D.	1,045,160(9)	*
Jürgen Drews, M.D.	90,999(10)	*
Kathryn E. Falberg	999(11)	*
Richard C. Holbrooke	57,998(12)	*
Perry A. Karsen	—(13)	*
Argeris (Jerry) N. Karabelas, Ph.D.	23,999(14)	*
Augustine Lawlor	2,310(15)	*
Max Link, Ph.D.	55,999(16)	*
Steven C. Mayer	1,070,388(17)	*
Craig A. Rosen, Ph.D.	2,026,255(18)	1.5%
David C. Stump, M.D.	728,204(19)	*
Laura D’Andrea Tyson, Ph.D.	105,998(20)	*
James B. Wyngaarden, M.D.	98,999(21)	*
William D. Young	6,999(22)	*
All 18 directors and executive officers as a group	11,684,294(23)	8.5%

*	Percentage is less than 1% of the total number of outstanding shares of the Company’s Common Stock.

(1)	Except as otherwise indicated, each party has sole voting and investment power over the shares beneficially owned.

(2)	As reported on an Amended Schedule 13G filed by FMR Corp. and certain of its affiliated entities on February 17, 2004. In some cases, the entities have sole voting and investment power over their respective shares of the Company’s Common Stock. In other cases, the entities share voting and/or investment power with other entities in the group.

(3)	As reported on an Amended Schedule 13G filed on January 30, 2004 by the Sid R. Bass Management Trust, consisting of 12 related and affiliated entities.

(4)	As reported on an Amended Schedule 13G filed by Wellington Management Company, LLP and certain of its affiliated entities on February 12, 2004. The entities have shared voting and investment power over their respective shares of the Company’s Common Stock.

(5)	Includes 3,163,674 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 1,026,326 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(6)	Includes 6,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 41,001 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(7)	Includes 320,717 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 213,135 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(8)	Includes 34,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 13,001 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(9)	Includes 1,042,160 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 289,840 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days. Shares voting and investment power with respect to 3,000 shares of Common Stock.

(10)	Includes 90,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 13,001 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(11)	Includes 999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 47,001 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(12)	Includes 57,998 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 38,002 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(13)	Does not include 180,000 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(14)	Includes 23,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 24,001 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(15)	Includes 999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 47,001 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(16)	Includes 30,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 25,001 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

(17)	Includes 973,724 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Also includes 28,000 shares held by Mr. Mayer’s wife, as to which Mr. Mayer shares investment and voting power, and 1,995 shares held by an adult child of Mr. Mayer as to which Mr. Mayer shares investment but not voting power. Does not include 284,512 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(18)	Includes 1,556,258 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Also includes 104,000 shares of Common Stock held in trust for Dr. Rosen’s minor children and 24,568 shares held by Dr. Rosen’s wife, as to which Dr. Rosen disclaims beneficial ownership. Does not Include 553,682 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(19)	Includes 723,628 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 326,796 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days. Shares voting and investment power with respect to 4,576 shares of Common Stock.

(20)	Includes 105,998 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 38,002 shares of Common Stock issuable upon exercise that are not exercisable within 60 days and 900 shares of Common Stock owned by a corporation controlled by Dr. Tyson’s husband, as to which Dr. Tyson disclaims beneficial ownership.

(21)	Includes 98,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 13,001 shares of Common Stock issuable upon exercise that are not exercisable within 60 days.

(22)	Includes 6,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 41,001 shares issuable upon exercise of options that are not exercisable within 60 days.

(23)	Includes 8,240,148 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 3,214,304 shares issuable upon exercise of options that are not exercisable within 60 days.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1.     ELECTION OF DIRECTORS WHOSE TERMS WILL EXPIRE IN 2007

      Mr. Danzig, Ms. Falberg and Drs. Drews and Karabelas have a term of office expiring at the Annual Meeting, and at such time as their successors shall be elected and qualified. Each of these directors has been nominated for a three-year term expiring at the annual meeting of stockholders in 2007 and until their successors shall be elected and qualified. Dr. Wyngaarden has declined to stand for re-election.

      The persons named in the enclosed proxy intend to vote properly executed and returned proxies FOR the election of all nominees proposed by the Board of Directors unless authority to vote is withheld. In the event that any nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

      Set forth below is information concerning the nominees for election and those directors whose term continues beyond the date of the Annual Meeting.

Nominees for Director for a Three-Year Term Expiring at the 2007 Annual Meeting:

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Richard J. Danzig	59	2001	Member of the Nominating and Corporate Governance Committee of the Company. Chairman of the Board of the Center for Strategic and Budgetary Assessments since June 2001. Served as Secretary of the Navy from 1998 to 2001 and as Under Secretary of the Navy from 1993 to 1997. Traveling Fellow of the Center for International Political Economy and an Adjunct Professor at Syracuse University’s Maxwell School of Citizenship & Public Affairs between 1997 and 1998. A partner in the law firm of Latham and Watkins from 1981 to 1993. Senior Fellow at the Center for Naval Analyses. Serves on the Boards of Directors of National Semiconductor Corporation, Saffron Hill Ventures, Public Agenda and the Partnership for Public Service.

Jürgen Drews, M.D.	71	1998	Member of the Nominating and Corporate Governance Committee of the Company. Chairman and partner of International Biomedicine Management Partners, Basel, Switzerland, since October 1997. Managing Partner of Bear Stearns Health Innoventures, LLC. Member of the Executive Committee of the Roche Group, Hoffman-La Roche, Inc., from 1986 until his retirement in 1998. Dr. Drews also served as President, Global Research for the Roche Group from 1996 until 1998. He was President, International Research and Development at the Roche Group from 1991 until 1996. Before joining Roche in 1985, Dr. Drews was Head of International Pharmaceutical Research and Development of Sandoz, Ltd. in Basel, Switzerland. Dr. Drews serves as Chairman of the Board of Directors of Genaissance Pharmaceuticals Inc. and is a Director of Protein Design Labs, Inc., of Mountain View, CA, and MorphoSys GmbH as well as Genomics Pharmaceutical Company, both in Munich, Germany. Dr. Drews also serves on the Supervisory Board of Axxima Pharmaceuticals and as a Director of Te Genero, a private equity firm in Germany.

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Kathryn E. Falberg	43	2004	Member of the Audit Committee of the Company. Ms. Falberg joined Amgen Inc., a global biotechnology company, in 1995 as Treasurer, and served as Senior Vice President, Finance, and Chief Financial Officer from 1998 to 2001. Prior to Amgen, Ms. Falberg served as Vice President, Chief Financial Officer and Treasurer of Applied Magnetics Corporation. From October 2001 to July 2002, she was a consultant to Inamed Corporation, a medical device company, and briefly served as its interim Chief Financial Officer. Ms. Falberg serves on the Board of Directors of Fresh Del Monte. She received her M.B.A. and B.A. in economics from the University of California, Los Angeles.

Argeris (Jerry) N. Karabelas, Ph.D.	51	2002	Member of the Executive and Compensation Committees of the Company. Operating Partner of Care Capital LLC since 2001. Founder and Chairman of Novartis BioVenture Fund from 2000 to 2001; Head of Healthcare and CEO of Worldwide Pharmaceuticals at Novartis, AG from 1998 to 2000; Executive Vice-President, Pharmaceuticals at SmithKline Beecham from 1997 to 1998; President, North American Pharmaceuticals at SmithKline Beecham from 1993 to 1997; Vice President of U.S. Marketing, SmithKline Beecham, from 1990 to 1993. Dr. Karabelas is a visiting Committee Member of MIT Health Studies & Technology, a Member of the Scientific Advisory Committee of Massachusetts General Hospital, a Director of SkyePharma PLC, a Director of Nitromed, Inc., a Director of Renova PLC, a Director of Anadys, Inc., a Director of Halsey Pharmaceuticals, Inc., the Chairman of Vanda Pharmaceuticals, and a Trustee of the University of the Sciences of Philadelphia and the Fox Chase Cancer Center.

The Board of Directors recommends a vote FOR

election of the Directors whose terms will expire in 2007.

Directors whose term will expire at the 2005 annual meeting:

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Betsy Atkins	48	2003	Member of the Audit, Compensation and Nominating and Corporate Governance Committees of the Company. Ms. Atkins is President and CEO of Baja LLC, an early- stage venture capital firm that invests in technology and life sciences. Ms. Atkins served as CEO, President and Chairman of NCI, Inc., a neutraceutical manufacturing company, from 1991 to 1993. Ms. Atkins was a founder and Director of Ascend Communications Corporation, and from 1989 to 1999, she was its Vice President of Marketing and Sales. Ms. Atkins serves on the Board of Directors of Polycom, Inc. and UTStarcom, Inc. She also serves as a Trustee of Florida International University, and as a Presidential Appointee to the Pension Benefit Guaranty Corporation. Ms. Atkins holds a B.A. from the University of Massachusetts.

Richard C. Holbrooke	63	2001	Member of the Medical Ethics Committee of the Company. Vice Chairman, Perseus, LLC, a private equity firm, since 2001. Served as U.S. Ambassador to the United Nations and as a member of the U.S. Cabinet from 1999 to early 2001. Served as Assistant Secretary of State for Europe from 1994 to 1996 and was the chief architect of the 1995 Dayton peace agreement that ended the war in Bosnia. Served as the President’s Special Envoy to Bosnia and Kosovo and as Special Envoy to Cyprus on a pro-bono basis while a private citizen. Served as the U.S. Ambassador to Germany from 1993 to 1994. Serves on the Boards of Directors of AIG and the National Endowment for Democracy and is Chairman of the International Rescue Committee and Refugees International. Founding Chairman of the American Academy, in Berlin.

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Max Link, Ph.D.	63	1995	Member of the Audit, Executive and Compensation Committees of the Company. Designated as lead independent director. Dr. Link has held a number of executive positions with pharmaceutical and healthcare companies. From March 2001 until September 2003, he served as Chairman and subsequently CEO of Centerpulse, Ltd. (previously Sulzer Medica). He served as Chief Executive Officer of Corange Limited, from May 1993 until June 1994. Prior to joining Corange Limited, Dr. Link held a number of positions within Sandoz Pharma Ltd., including Chief Executive Officer from 1987 until April 1992, and Chairman from April 1992 until May 1993. Dr. Link currently serves on the Boards of Directors of Access Pharmaceuticals, Inc.; Alexion Pharmaceuticals, Inc.; Cell Therapeutics, Inc.; Celsion Corporation; Columbia Laboratories Inc.; CytRx Corporation; Discovery Laboratories, Inc.; and Protein Design Labs, Inc. Dr. Link received his doctorate in Economics from the University of St. Gallen.

Craig A. Rosen, Ph.D.	46	1992	President, Research and Development and Director of the Company. Employed by the Roche Institute of Molecular Biology from 1987 to December 1992, serving as Chairman of the Department of Gene Regulation from 1991 to December 1992 and in varying positions in the Department of Molecular Oncology and Virology from 1987 to 1991. Member of the Board and Chairman of the Scientific Advisory Council for the American Foundation for AIDS Research from 1990 to 1995 and serves on the Scientific Advisory Boards for the Wistar Institute and the Institute for Human Virology. Author of approximately 130 publications and an editorial board member of several scientific publications.

Directors whose terms will expire at the 2006 Annual Meeting:

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

William A. Haseltine, Ph.D.	59	1993	Chairman of the Board, Chief Executive Officer and member of the Executive Committee of the Company. Consultant to the Company from December 1992 until May 1993. Member of the Board of Trustees of the National Health Museum, member of The Brookings Institution Board of Trustees and member of The Trilateral Commission. Member of the faculty of Harvard Medical School and the Dana Farber Cancer Institute from 1976 to May 1993. Member of the faculty of the Harvard School of Public Health from 1977 to May 1993 and Chief of Human Retrovirology at the Dana Farber Cancer Institute from 1988 to May 1993. A founder of several biotechnology companies. Author of approximately 250 scientific publications.

Laura D’Andrea Tyson, Ph.D.	56	1998	Member of the Audit, Nominating and Corporate Governance and Medical Ethics Committees of the Company. Dean of the London Business School since January 2002. Dean of the Walter A. Haas School of Business at the University of California, Berkeley from 1998 to 2001. Served as the President’s National Economic Advisor from 1995 to 1996 and as Chairman of the White House Council of Economic Advisors from 1993 to 1995. Dr. Tyson was a member of the National Bipartisan Commission on the Future of Medicare and a principal of the Law & Economics Consulting Group from June 1997 to December 2000. Dr. Tyson is a member of the Boards of Directors of SBC Communications Inc., the Council on Foreign Relations, Eastman Kodak Company, Morgan Stanley, the Petkevich Group and The Brookings Institution. She also serves on the Advisory Boards of E.M. Warburg, Pincus & Co., LLP, E-piphany, the G7 Group, Inc. and H & Q Asia Pacific, Ltd. Dr. Tyson is an Economic Viewpoint columnist for Business Week magazine.

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Augustine Lawlor	47	2004	Member of the Audit Committee of the Company. Mr. Lawlor is a General Partner with HealthCare Ventures LLC. Prior to joining Health Care Ventures in 2000, Mr. Lawlor served as Chief Operating Officer of LeukoSite from 1997 to 2000. Before joining LeukoSite, Mr. Lawlor served as Chief Financial Officer and Vice President of Corporate Development of Alpha-Beta Technology. He was previously Chief Financial Officer and Vice President, Business Development, of BioSurface Technology. Mr. Lawlor serves on the Board of Directors of a number of private companies, including: Aton Pharma, Inc.; Dynogen Pharma, Inc.; GlobeImmune, Inc.; NuVios, Inc.; Replidyne, Inc.; Upstate Group, Inc.; U.S. Genomics, Inc.; VaxInnate, Corp.; and the Slater Center for Biomedical Technology. He received a B.A. degree from the University of New Hampshire, where he was elected to Phi Beta Kappa, and received a master’s degree in management from Yale University.

William C. Young	59	2003	Member of the Executive and Medical Ethics Committees of the Company. Mr. Young has served as Chairman of the Board and CEO of ViroLogic, Inc. since 1999. From 1980 until 1999, he was employed at Genentech, Inc., most recently as Chief Operating Officer. As COO at Genentech, Mr. Young was responsible for all of the company’s development, operations and commercial functions. Prior to joining Genentech, Mr. Young was employed by Eli Lilly and Company for 14 years. In addition to ViroLogic, Mr. Young serves on the Board of Directors of Biogen IDEC, Inc. and VaxGen, Inc. He received his BS in chemical engineering from Purdue University and his MBA from Indiana University. In 1993, he was elected to membership in the National Academy of Engineering division of the National Academy of Sciences for his contributions to the development of manufacturing technology for biotechnology-based drug products, and in 2000 Purdue University awarded him an Honorary Doctorate of Engineering.

Information Regarding the Board of Directors and Certain Committees

      The Board of Directors held four meetings during 2003. No Director attended fewer than 75% of the total number of meetings of the Board and of the Committees of which he or she was a member during 2003. The Company expects each member of its Board of Directors to attend the Annual Meeting and all future meetings of stockholders. In 2003, eight members of the Company’s Board of Directors attended the annual meeting of stockholders. The Board of Directors has determined that each member of the Board of Directors, other than Drs. Haseltine and Rosen, is independent in accordance with applicable rules of The Nasdaq National Market. The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Medical Ethics Committee. The Board of Directors has adopted a written charter for each of these committees, copies of which are available on the Company’s website at www.hgsi.com. A copy of the charter of the Audit Committee was annexed to the Company’s proxy statement for its 2003 annual meeting of stockholders.

      The Executive Committee, currently consisting of Drs. Haseltine, Link, Karabelas and Mr. Young, has the authority to act on most matters during the intervals between meetings of the Board of Directors. The Executive Committee held three meetings during 2003.

      The Audit Committee, currently consisting of Drs. Link and Tyson, Mr. Lawlor, Ms. Falberg and Ms. Atkins, provides the opportunity for direct contact between the Company’s independent auditors and the Board of Directors. The Board of Directors has determined that each of the members of the committee is independent in accordance with applicable rules of The Nasdaq National Market. The Board of Directors has determined that each of Dr. Link, Mr. Lawlor and Ms. Falberg meets the SEC criteria of an “audit committee financial expert.” The Audit Committee engages the independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the adequacy of the Company’s internal accounting controls and oversees the Company’s financial reporting process. The Audit Committee held nine meetings during 2003.

      The Compensation Committee, currently consisting of Drs. Link and Karabelas and Ms. Atkins, determines all compensation paid or awarded to the Company’s executive officers and senior officers (those with the rank of vice president or above) and administers the Company’s 2000 Stock Incentive Plan, as amended, and Employee Stock Purchase Plan. The Board of Directors has determined that each of the members of the committee is independent in accordance with applicable rules of The Nasdaq National Market. The Compensation Committee held seven meetings during 2003.

      The Nominating and Corporate Governance Committee, currently consisting of Drs. Drews and Tyson, Mr. Danzig and Ms. Atkins, is responsible for reviewing the Company’s corporate governance principles, proposing a slate of directors for election by the stockholders at each annual meeting and proposing candidates to fill any vacancies on the Board of Directors. The Board of Directors has determined that each of the members of the committee is independent in accordance with applicable rules of The Nasdaq National Market. The committee will consider nominees for Board membership recommended by stockholders. Any stockholder wishing to propose a nominee may submit a recommendation in writing to the Company’s Secretary, indicating the nominee’s qualifications and other relevant biographical information. The Nominating and Corporate Governance Committee held three meetings during 2003.

      The Medical Ethics Committee, currently consisting of Drs. Wyngaarden and Tyson, Amb. Holbrooke and Mr. Young, is responsible for considering ethical issues raised by the Company’s research and development. Dr. Wyngaarden will resign from the Medical Ethics Committee effective as of the Annual Meeting. The Medical Ethics Committee did not meet during 2003.

Corporate Governance Guidelines

      During 2003, the Company reviewed its corporate governance policies and practices. This included comparing its existing policies and practices to policies and practices suggested by various groups and authorities active in corporate governance and the practices of other public companies. Based upon this review, the Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, adopted a set of corporate governance guidelines, a copy of which is available on the Company’s website at www.hgsi.com. The Company continued to monitor its corporate governance guidelines and, in 2004, adopted changes to comply with rules adopted by the Securities and Exchange Commission and The Nasdaq National Market and industry practice.

Code of Ethics and Business Conduct

      The Board of Directors has adopted a written code of ethics and business conduct, a copy of which is available on the Company’s website at www.hgsi.com. The Company requires all officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place.

Nominations Process

      The Nominating and Corporate Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with longstanding values and standards of the Company. Members of the Board of Directors should have broad experience at the policy-making level in business, government, medicine, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In identifying candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include strength of character, maturity of judgment, career specialization, relevant skills, diversity and the extent to which a particular candidate would fill a present need on the Board of Directors. At a minimum, director candidates must have unimpeachable character and integrity, sufficient time to carry out their duties, the ability to read and understand financial statements, experience at senior levels in areas relevant to the Company and consistent with the objective of having a diverse and experienced Board, the ability and willingness to exercise sound business judgment, the ability to work well with others and the willingness to assume the responsibilities required of a director of the Company. Each member of the Board of Directors must represent the interests of the stockholders of the Company. The Nominating and Corporate Governance Committee also reviews and determines whether existing members of the Board of Directors should stand for reelection, taking into consideration matters relating to the age and number of terms served by individual directors and changes in the needs of the Board. The Nominating and Corporate Governance Committee has determined to nominate for re-election each of the Company’s directors with a term of office expiring at the Annual Meeting.

      The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The Nominating and Corporate Governance Committee nominated, and the Board of Directors appointed, Ms. Atkins and Mr. Young to the Board in September 2003 and Ms. Falberg and Mr. Lawlor in March 2004. The Nominating and Corporate Governance Committee considers stockholder recommendations for candidates for the Board of Directors that are properly submitted in accordance with the Company’s by-laws. In evaluating such recommendations, the Nominating and Corporate Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability of the Board of Directors.

Stockholder Communications With the Board of Directors

      Any stockholder who wishes to communicate directly with the Board of Directors should do so in writing, addressed to Human Genome Sciences, Inc., c/o Audit Committee Chairperson, 14200 Shady Grove Road, Rockville, Maryland 20850. These communications will not be screened by management prior to receipt by the Audit Committee Chairperson.

Identification of Executive Officers

      Set forth below is certain information regarding the positions and business experience of each executive officer of the Company who is not also a director of the Company.

Executive Officer	Age	Positions

Susan Bateson McKay	49	Ms. Bateson McKay is Senior Vice President, Human Resources, of the Company and has served at the Company since January 1997. Prior to joining the Company, Ms. Bateson McKay served as Director of Human Resources and Administration at Finnegan, Henderson, Farabow, Garrett & Dunner, L.L.P., from May 1994 to December 1996. From 1983 to 1994, Ms. Bateson McKay was employed by J.P. Morgan & Co., Incorporated and was appointed Vice President, Human Resources, in 1985. Ms. Bateson McKay holds a masters degree in Business Administration from New York University and a bachelors degree, cum laude, in Economics from Mount Holyoke College.

James H. Davis, Ph.D., J.D.	53	Dr. Davis is Executive Vice President, General Counsel and Secretary of the Company and has served at the Company since May 1997. From 1995 to 1997, Dr. Davis was Of Counsel to the Washington D.C. law firm of Finnegan, Henderson, Farabow, Garrett & Dunner, L.L.P. Prior to this time, Dr. Davis served in a number of capacities with an agricultural biotechnology company, Crop Genetics International, including General Counsel from 1988 to 1995, Vice President of Research and Development from 1990 to 1995, Secretary from 1990 to 1995 and a member of the Board of Directors from 1992 to 1995. Prior to joining Crop Genetics, Dr. Davis was a partner in the Washington, D.C. office of Weil, Gotshal & Manges. Dr. Davis holds a doctorate degree in Organic and Theoretical Chemistry from the California Institute of Technology and a law degree from the University of Virginia.

Executive Officer	Age	Positions

Perry Karsen	49	Mr. Karsen has served as Senior Vice President, Business Development, of the Company since September 2003. Prior to joining Human Genome Sciences, Mr. Karsen was a General Partner at Pequot Ventures, a venture capital firm in New York City, with responsibility for investments in biotechnology and medical devices. From 1995 to 2000, Mr. Karsen held a number of senior marketing and business development posts at Bristol-Myers Squibb Company. At Genentech prior to joining Bristol-Myers Squibb, Mr. Karsen served as Director of Business Development and Representative Director, Japan. Mr. Karsen began his career at Abbott Laboratories as a Product Manager, and he advanced there from 1983 to 1994 through a succession of marketing and business development management positions of increasing responsibility, including service as Commercial Director, Europe, and Director, Licensing and Acquisitions. Mr. Karsen earned a Master of Management degree from the Kellogg Graduate School of Management at Northwestern University, an M.A.T. from Duke University in the teaching of biology, and a B.S. from the University of Illinois, Urbana, in biological sciences.

Steven C. Mayer	50	Mr. Mayer is Executive Vice President and Chief Financial Officer of the Company and has served at the Company since September 1996. From 1995 to 1996, Mr. Mayer was Vice President and Chief Financial Officer of GenVec, Inc., an early-stage gene therapy company. From 1991 to 1995, he served as Vice President (subsequently Senior Vice President) and Chief Financial Officer of TheraTech, Inc. Prior to joining TheraTech, Inc., Mr. Mayer was involved in the formation of Myriad Genetics and was Vice President and Chief Financial Officer of NPI, an agricultural biotechnology company. Mr. Mayer holds a masters degree in Business Administration from Stanford University.

Executive Officer	Age	Positions

David C. Stump, M.D.	54	Dr. Stump is Executive Vice President, Drug Development, and has served at the Company since November 1999. From October 1995 to October 1999, he served as Vice President, Clinical Research and Genentech Fellow at Genentech, Inc. Dr. Stump first joined Genentech in 1989 as Director, Clinical Research and leader of its thrombolytic therapy drug development program. Prior to joining Genentech he was Associate Professor of Medicine and Biochemistry at the University of Vermont. He is a Director of the National Association of Biomedical Research. He received his medical degree at Indiana University and his postgraduate training at the University of Iowa as well as the University of Leuven, Belgium. He is board certified in Internal Medicine, Hematology and Medical Oncology and is a Fellow of the American Colleges of Physicians and the Council on Arteriosclerosis, Thrombosis and Vascular Biology of the American Heart Association. He is the author of approximately 60 scientific publications.

PROPOSAL 2. RATIFICATION OF INDEPENDENT AUDITORS

      The Audit Committee has selected the firm of Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 2004, subject to the ratification of such appointment by the stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and is expected to be available to respond to appropriate questions from stockholders. Ernst & Young LLP currently serves as the Company’s independent auditors.

      Unless marked to the contrary, the shares represented by the enclosed proxy, if properly executed and returned, will be voted FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004.

      The Board of Directors recommends a vote FOR ratification of Ernst & Young LLP.

Audit Fees

      The fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for 2003 and 2002 and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for 2003 and 2002 were $202,232 and $162,806, respectively.

Audit-Related Fees

      The fees billed by Ernst & Young LLP for professional services rendered for assurance and related services that are reasonably related to the audit of the Company’s annual consolidated financial statements for 2003 and 2002 and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for 2003 and 2002 were $163,246 and $75,210, respectively. These services include services related to the Sarbanes-Oxley Act and accounting consultations.

Tax Fees

      The fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning for 2003 and 2002 were $56,801 and $36,857, respectively.

All Other Fees

      In 2003, Ernst & Young LLP did not bill the Company for any services other than those described above. For 2002, Ernst & Young LLP billed the Company an aggregate of $3,407 for miscellaneous accounting advisory services.

Pre-Approval of Non-Audit Services

      The Audit Committee has established a policy governing our use of Ernst & Young LLP for non-audit services. Under the policy, management may use Ernst & Young LLP for non-audit services that are permitted under SEC rules and regulations, provided that management obtain the Audit Committee’s approval before such services are rendered.

Audit Committee Report

      The Audit Committee of the Board of Directors consists of five independent directors, as required by Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, and is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Drs. Link and Tyson, Ms. Atkins, Ms. Falberg and Mr. Lawlor. Each year, the Audit Committee selects, subject to stockholder ratification, the Company’s independent auditors.

      Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

      In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Ernst & Young’s judgments about the quality (not just the acceptability) of the Company’s accounting principles as applied to the Company’s financial reporting.

      Ernst & Young LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young LLP that firm’s independence. The Audit Committee further considered whether the provision by Ernst & Young LLP of the non-audit services described above is compatible with maintaining the auditors’ independence.

      Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form
10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of Ernst & Young LLP as the Company’s independent auditors for 2004, subject to stockholder ratification.

Audit Committee

Max Link, Ph.D., Chairman
Laura D’Andrea Tyson, Ph.D.
Betsy Atkins
Kathryn E. Falberg
Augustine Lawlor

PROPOSALS 3 AND 4. — APPROVAL OF AMENDMENTS TO THE COMPANY’S

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

      The Company’s Amended and Restated 2000 Stock Incentive Plan (the “Stock Incentive Plan”) is the stock-based compensation program under which the Company grants stock options as incentive compensation to its employees, non-employee directors and other individuals who provide important services to the Company. The Board of Directors believes that the Stock Incentive Plan has been and will continue to be integral to the Company’s ability to attract and retain key personnel, and to foster motivation among the Company’s employees, directors and other service providers by increasing their proprietary interest in the Company’s success. Through Proposals 3 and 4, the Company is asking you to approve two important amendments to the Stock Incentive Plan to better align the Stock Incentive Plan with current compensation trends in this competitive market for talented personnel.

      In keeping with the interests of the Company’s stockholders, the Company is not asking you to approve additional shares of Common Stock for issuance under the Stock Incentive Plan. Rather, the Company is proposing that flexibility be added to the manner in which the Compensation Committee may grant awards of the shares of Common Stock remaining under the Stock Incentive Plan as previously approved by the Company’s stockholders.

      You will find a summary of the material terms of the Stock Incentive Plan in this proxy statement beginning at page 23, following the description of each of these proposals.

PROPOSAL 3. APPROVAL OF AMENDMENT NO. 1 TO THE STOCK INCENTIVE PLAN

      Proposal 3 seeks your approval of Amendment No. 1 to the Stock Incentive Plan (“Amendment No. 1”), a copy of which is attached to this proxy statement as Annex A. The following summary of Amendment No. 1 is qualified by the full text of the amendment.

Summary of Amendment No. 1

      Amendment No. 1 expands the types of awards that may be granted under the Stock Incentive Plan and adds limits on the number of shares of Common Stock that may be issued under such awards. Currently, the Company may grant stock options and stock appreciation rights under the Stock Incentive Plan. To date, the Company has granted only stock options. If Amendment No. 1 is approved, the Company will also be able to grant equity-based awards under the Stock Incentive Plan that are denominated in Common Stock or other securities, stock-equivalent units, or securities or debentures convertible into Common Stock. These new types of awards are referred to collectively as “stock awards.” These stock awards may be settled in Common Stock or other securities, in cash, or in a combination of these items.

      Generally, stock awards granted under the Stock Incentive Plan will have a restriction period of at least three years and will be subject to forfeiture if the recipient terminates his or her employment or other service relationship with the Company during that restriction period. However, if the vesting of a stock award is based on the achievement of specified performance objectives, then the restriction period may be as short as one year. Also, if a stock award is granted in lieu of salary or cash bonus and is reasonable in amount, as determined in the sole discretion of the Compensation Committee, then it may be unrestricted upon grant.

      In order to enable the Company to avail itself of the tax deductibility of “qualified performance-based compensation,” within the meaning of Internal Revenue Code section 162(m), paid to certain executive officers, Amendment No. 1 provides that the Compensation Committee may determine that the granting, vesting, right to exercise or lapse of restrictions associated with an award (referred to as a “performance-based stock award”) under the Stock Incentive Plan is contingent upon the attainment of one or more preestablished, objective performance goals based on any, or any combination, of specified business criteria. The criteria may apply to an individual, a business unit or the Company. For this purpose, the specified business criteria are limited to the following:

•	return on stockholder equity

•	return on investment

•	total revenue

•	earnings before interest and taxes

•	earnings before interest, taxes, depreciation and appreciation

•	profits

•	common stock price

•	earnings per share

•	cost containment

•	scientific development

•	product development

•	manufacturing capability

•	strategic alliances

•	business development

      Performance goals may include minimum, maximum and target levels of performance. The size of the performance-based stock award or the lapse of restrictions with respect to the performance-based stock award generally will be based on the level of performance attained. The Compensation Committee may modify the measurement criteria as applied to performance-based stock awards to offset any unintended results arising from events not anticipated when the performance goals were established. However, any such modifications may be made with respect to an award granted to one of the Company’s executive officers only to the extent permitted by Internal Revenue Code section 162(m). Likewise, the Compensation Committee is not authorized to waive or accelerate the lapse of restrictions on a performance-based stock award granted to one of the Company’s executive officers if such waiver or acceleration is inconsistent with Internal Revenue Code section 162(m).

      As of February 29, 2004, approximately 11,392,001 shares of Common Stock remain available for future grants under the Stock Incentive Plan. Amendment No. 1 adds to the Stock Incentive Plan the following limitations on how those shares may be granted.

•	No more than 3,000,000 shares of Common Stock may be issued as stock awards.

•	No more than 1,000,000 shares of Common Stock may be subject to performance-based stock awards granted to any one person during any 36-month period.

•	No more than 2,000,000 shares of Common Stock may be subject to awards of any combination granted during any calendar year to any one person. Any unused portion of this amount may be carried over to subsequent years.

      The number of shares issuable under the Stock Incentive Plan and the limits described above are subject to adjustment to reflect any stock dividend of, or stock split or reverse stock split affecting, the Common Stock.

      The Board of Directors recommends a vote FOR approval of Amendment No. 1 to the Stock Incentive Plan.

PROPOSAL 4. APPROVAL OF AMENDMENT NO. 2 TO THE STOCK INCENTIVE PLAN

      Proposal 4 seeks your approval of Amendment No. 2 to the Stock Incentive Plan (“Amendment No. 2”), a copy of which is attached to this proxy statement as Annex B. The following summary of Amendment No. 2 is qualified by the full text of the amendment.

Summary of Amendment No. 2

      Amendment No. 2 amends the Stock Incentive Plan with respect to the frequency and amount of options granted to non-employee directors.

      Currently under the Stock Incentive Plan, each of the Company’s directors who is not also an employee, referred to as a “non-employee director,” who is appointed, elected or re-elected as a director on or after May 23, 2001, automatically receives an option to purchase 48,000 shares of Common Stock on the date of each such appointment, election or re-election. These options become exercisable in equal monthly installments over a four-year period.

      Amendment No. 2 modifies the amount and frequency of these automatic grants to non-employee directors as follows. If Amendment No. 2 is approved, then:

•	Each non-employee director will receive, on the date that such person is first elected or appointed as a director, an automatic grant of a nonqualified stock option to purchase 25,000 shares of Common Stock (an “Initial Director Option”).

•	Each non-employee director who was a member of the Board on December 31, 2003 and is re-elected to the Board at the Annual Meeting will receive, on the day immediately following the Annual Meeting, an automatic grant of a nonqualified stock option to purchase 48,000 shares of Common Stock (a “Re-election Option”).

•	Each non-employee director also will receive, on the day immediately following the date of each annual meeting of stockholders, including the Annual Meeting, an automatic grant of a nonqualified stock option to purchase 16,000 shares of Common Stock (an “Annual Director Option”). An Annual Director Option will not be granted with respect to the Annual Meeting, however, to any non-employee director who was not a director on January 1, 2004.

•	An Annual Director Option will not be granted to a non-employee director with respect to an annual meeting of stockholders that gives rise to the director’s Initial Director Option or Re-election Option.

      All of the option grants to non-employee directors will have the same terms. These options will:

•	have a ten-year term;

•	have an exercise price per share equal to the fair market value of the Common Stock on the grant date;

•	become vested and exercisable in equal monthly installments over the 36-month period that commences on the grant date;

•	become fully vested and exercisable in the event that more than 50% of the outstanding Common Stock is acquired by a person or group of persons;

•	remain exercisable, to the extent vested, for a period of three months following termination of service as a director or, if such termination is due to death or permanent and total disability, for a one-year period following termination of service, and shall terminate upon the expiration of such three-month or one-year period, as applicable; and

•	provide for payment of the exercise price via cash, check, tender of shares of Common Stock, or any combination thereof.

      The following New Plan Benefits Table contains the number of awards that will be made under the Stock Incentive Plan to the individuals and groups listed below during the period commencing on the date of the Annual Meeting and ending on the Stock Incentive Plan’s scheduled termination date of February 15, 2010.

NEW PLAN BENEFITS TABLE

	Number of
Name and Principal Position	Future Options

William A. Haseltine, Ph.D.	*	(1)
Chief Executive Officer

Craig A. Rosen, Ph.D.	*	(2)
President, Research and Development

David C. Stump, M.D.	*	(3)
Executive Vice President

James H. Davis, Ph.D., J.D.	*	(4)
Executive Vice President

Steven C. Mayer	*	(5)
Executive Vice President

Executive Group(6)	*	(7)

Non-Executive Director Group(8)	1,024,000	(9)

Non-Executive Officer Employee Group(10)	*	(11)

*	Future awards are subject to discretion and, therefore, are not currently determinable.

(1)	Has received 1,950,000 stock options since the Stock Incentive Plan’s inception through February 29, 2004.

(2)	Has received 1,045,000 stock options since the Stock Incentive Plan’s inception through February 29, 2004.

(3)	Has received 555,000 stock options since the Stock Incentive Plan’s inception through February 29, 2004.

(4)	Has received 555,000 stock options since the Stock Incentive Plan’s inception through February 29, 2004.

(5)	Has received 555,000 stock options since the Stock Incentive Plan’s inception through February 29, 2004.

(6)	All current executive officers, as a group.

(7)	Has received 5,225,000 stock options since the Stock Incentive Plan’s inception through February 29, 2004.

(8)	All current non-employee directors, as a group.

(9)	Has received 600,000 stock options since the Stock Incentive Plan’s inception through February 29, 2004. Assumes that all current non-employee directors as a group continue as directors until the Stock Incentive Plan’s scheduled termination date.

(10)	All employees, including all current officers who are not executive officers, as a group.

(11)	Has received 18,451,958 stock options since the Stock Incentive Plan’s inception through February 29, 2004.

      The Board of Directors recommends a vote FOR approval of Amendment No. 2 to the Stock Incentive Plan.

SUMMARY OF STOCK INCENTIVE PLAN, AS PROPOSED TO BE AMENDED

      A copy of the Stock Incentive Plan as last approved by the Company’s stockholders is annexed to the proxy statement for the Company’s 2001 annual meeting of stockholders. It is available for review upon the Securities and Exchange Commission’s internet site at www.sec.gov and a copy will be provided to you upon request to the Company, directed to the attention of the Company’s secretary, James H. Davis, at 14200 Shady Grove Road, Rockville, Maryland 20850 ((301) 309-8504). The following summary description of the Stock Incentive Plan, as proposed to be amended, is qualified by the text of the Stock Incentive Plan and the two amendments annexed to this proxy statement.

Number of Shares

      An aggregate of 53,227,896 shares of Common Stock have been reserved for issuance under awards granted under the Stock Incentive Plan. Of this amount, 12,048,728 shares have been issued as fully vested shares, 29,787,167 shares are subject to outstanding awards, and 11,392,001 shares remain available for future awards. Any shares covered by an award (or portion of an award) granted under the Stock Incentive Plan (or the prior plans that were merged into the Stock Incentive Plan) that expires or is otherwise forfeited, surrendered or cancelled without exercise, or that are tendered to the Company as full or partial payment of the exercise price or related tax withholding obligations, will again be available for award under the Stock Incentive Plan. In addition, if the Company acquires another entity through a merger or similar transaction and issues replacement awards under the Stock Incentive Plan to employees, officers and directors of the acquired entity, those awards, to the extent permitted under applicable laws and exchange rules, will be above and beyond, and will not reduce, the share pool otherwise available under the Stock Incentive Plan as discussed above.

      The following additional limitations are imposed under the Stock Incentive Plan:

•	No more than 15,000,000 shares of Common Stock may be issued in connection with awards granted after calendar year 2000 that are intended to qualify as incentive stock options under Internal Revenue Code section 422.

•	No more than 3,000,000 shares of Common Stock may be issued as stock awards. This limit is added by Amendment No. 1.

•	No more than 1,000,000 shares of Common Stock may be subject to performance-based stock awards granted to any one person during any 36-month period. This limit is added by Amendment No. 1.

•	No more than 2,000,000 shares of Common Stock may be subject to awards of any combination granted during any calendar year to any one person. Any unused portion of this amount may be carried over to subsequent years.

      The number of shares issuable under the Stock Incentive Plan and the limits described above are subject to adjustment to reflect any stock dividend of, or stock split or reverse stock split affecting, the Common Stock.

Administration; Eligibility

      Except with respect to the non-employee director options discussed above in connection with Amendment No. 2, the selection of the participants in the Stock Incentive Plan and the terms of awards granted to each participant will be determined by the plan administrator. The Compensation Committee of the Board of Directors is currently the plan administrator. From time to time, one or more committees as may be appointed by the Board of Directors may serve as plan administrator. All employees, officers and directors of the Company and its subsidiaries are eligible to be selected to receive awards under the Stock Incentive Plan, as are non-employee service providers. Non-employee directors of the Company, however, are eligible to receive only the non-employee director options discussed above. Ten non-employee directors, excluding Dr. Wyngaarden who is retiring from the Board effective as of the Annual Meeting, and approximately 1,100 employees at present are eligible to receive awards under the amended Stock Incentive Plan.

Adjustments upon Corporate Transactions or Changes to Common Stock

      Subject to any required action by the Company or its stockholders, and subject to the Delaware General Corporation Law, if the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, stock dividend, and the like, a proportionate and appropriate adjustment will be made in the number of shares of Common Stock underlying the outstanding awards. A commensurate change will also be made to (1) the maximum number of shares issuable under the Stock Incentive Plan, (2) the maximum number of shares with respect to which any type of award may be granted and the number of such awards that may be granted to any one individual during a stated period, and (3) the number of shares covered by non-employee director options to be granted after such event.

      Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the securities then subject to the awards are changed into or exchanged for cash, property and/or securities not of the Company’s issue, or upon a sale of substantially all the property of the Company to, or the acquisition of shares of Common Stock representing more than 80% of the voting power of the outstanding shares by, another corporation or person, the awards will terminate, unless provision is made for the assumption of the awards, or the substitution for the awards of any awards covering securities of a successor employer corporation or its affiliate with appropriate adjustments as to the number and kind of shares of stock and prices. If an award would terminate as described above, the award holder will have the right to exercise the award, whether or not the award is vested, for a designated period prior to the transaction that will cause the termination.

Types of Awards

      Currently, the Company may grant stock options and stock appreciation rights under the Stock Incentive Plan. If Amendment No. 1 is approved, the Company will also be able to grant stock awards, including performance-based stock awards, as described above in connection with Amendment No. 1.

      Awards may be granted individually or in tandem with other awards. The Compensation Committee will determine the terms and conditions of all awards other than the stock option grants to non-employee directors described above in connection with Amendment No. 2. The Company may make or guarantee loans to participants to assist them in exercising awards and satisfying their withholding tax obligations, but no such loans or guarantees may be made to the Company’s executive officers or directors. The Company has not made or guaranteed such loans in the past. The Compensation Committee may allow or require a participant to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting an award.

Stock Options

      The Stock Incentive Plan allows the Compensation Committee to grant either awards of incentive stock options as that term is defined in section 422 of the Internal Revenue Code or nonqualified stock options. Incentive stock options, however, will be available only for employees of the Company or any of its subsidiaries. All options must have an exercise price per share that is not less than 100% of the fair market value of a share of Common Stock on the date of grant. As of February 29, 2004, the fair market value of a share of the Common Stock, determined by the last reported sale price per share on that date as quoted on The Nasdaq National Market, was $12.74. No stock option granted under the Stock Incentive Plan may have a term longer than 10 years. The option exercise price may be paid in cash, by tender of shares of Common Stock, by a combination of cash and shares or by any other means the Compensation Committee approves.

Non-Employee Director Options

      The provisions of the Stock Incentive Plan with respect to stock option grants to non-employee directors are described in detail above in connection with Amendment No. 2.

Stock Appreciation Rights

      The Stock Incentive Plan allows the Compensation Committee to grant awards of stock appreciation rights. A stock appreciation right entitles the holder to receive a payment in cash, in shares of Common Stock or in a combination of both, having an aggregate value equal to the product of (i) the excess of (a) the fair market value on the exercise date of one share of Common Stock over (b) the base price per share specified in the grant agreement, times (ii) the number of shares specified by the stock appreciation right, or portion thereof, that is exercised.

Stock Awards

      The provisions of the Stock Incentive Plan with respect to stock awards are described in detail above in connection with Amendment No. 1.

Amendments

      The Board of Directors may alter, amend, suspend or discontinue the Stock Incentive Plan or any portion of the plan at any time, but no such action may be taken without stockholder approval if it would materially amend the plan. The Compensation Committee may alter or amend awards under the Stock Incentive Plan, but no such action may be taken without the consent of the participant if it would materially adversely affect an outstanding award granted to him or her, and no such action may be taken without prior stockholder approval if it would result in repricing a stock option to a lower exercise price other than to reflect a capital adjustment of the Company such as a stock split.

Term of the Plan

      Amendment No. 1 and Amendment No. 2 will each become effective on the date of the Annual Meeting if approved by the Company’s stockholders. The Stock Incentive Plan will expire with respect to future grants on February 15, 2010, or at an earlier date if the shares available for issuance are exhausted or the Board of Directors terminates the plan.

Federal Income Tax Consequences

      The following summary is intended only as a general guide to the United States federal income tax consequences under current law of incentive stock options and nonqualified stock options, which are authorized for grant under the Stock Incentive Plan. It does not attempt to describe all possible federal or other tax consequences of participant in the Stock Incentive Plan or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States.

Incentive Stock Options

      An optionholder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Internal Revenue Code Section 422. Optionholders who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionholder satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionholder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionholder upon the disqualifying disposition of the shares generally will result in a deduction by the Company for federal income tax purposes.

Nonqualified Stock Options

      Options not designated or qualifying as incentive stock options will be nonqualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonqualified stock option.

Other Considerations

      The Internal Revenue Code allows publicly-held corporations to deduct compensation in excess of $1 million paid to the corporation’s chief executive officer and its four other most highly compensated executive officers if the compensation payable is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. The Company intends for compensation arising from grants of awards under the Stock Incentive Plan which are based on performance goals, and stock options and stock appreciation rights granted at fair market value, to be deductible by the Company as performance-based compensation not subject to the $1 million limitation on deductibility.

PROPOSAL 5. APPROVAL OF OPTION EXCHANGE PROGRAM

      After careful consideration, the Company’s Board of Directors has determined that it would be in the best interest of the Company and the Company’s stockholders to implement an option exchange program (the “Option Exchange Program”). The Stock Incentive Plan requires that the Company obtain approval of the Option Exchange Program from the Company’s stockholders before it is implemented. Under the Option Exchange Program, eligible employees, other than the Company’s seven executive officers, will be offered a one-time opportunity to exchange their stock options that have an exercise price of at least $35.00 per share for a lesser number of options to be issued at least six months and one day from the date the surrendered options are cancelled. The new options would have an exercise price equal to the fair market value of the common stock on the date of the new grant and would be subject to renewed vesting requirements.

      Stock options are intended to encourage the Company’s employees to act as owners, which helps align their interests with those of stockholders. The objective of the Stock Incentive Plan is to encourage ownership of the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress. The Board of Directors believes that the Stock Incentive Plan has proven to be an effective tool that encourages stock option recipients to act in the stockholders’ interest and enables the recipients to have an economic stake in the Company’s success.

      Like many other companies in the pharmaceutical and biotechnology industries, the Company’s stock price has declined sharply since 2000. As of February 29, 2004, approximately 57% of the Company’s stock options had an exercise price above $12.74 per share. On that date, the last reported sale price per share, as quoted on The Nasdaq National Market, was $12.74. These numbers illustrate that the majority of the Company’s outstanding stock options no longer serve as an effective tool to retain and motivate employees. In today’s competitive market for top talent in the pharmaceutical and biotechnology industries, the Board of Directors believes that it is critical to the future success of the Company to revitalize the incentive value of its stock option program to retain, motivate and reward employees.

      Although these underwater stock options cannot be exercised as long as the Company’s stock price is lower than the applicable exercise price, they will remain on the Company’s books with the potential to dilute stockholders’ interests for up to 10 years from the grant date unless they are cancelled. The Option Exchange Program is designed to reduce the number of stock options that will be outstanding and to return these options to the plan to reduce dilution from new options which otherwise might be required.

      The Option Exchange Program would provide an opportunity to motivate the Company’s employees to create stockholder value. The Option Exchange Program, by renewing vesting requirements on the new options, would provide an opportunity to retain employees, and also reward employees for their continued dedication and loyalty to the Company. By realigning the exercise prices of previously-granted stock options with the current value of the Company’s common stock, in a manner that is intended to be economically favorable to stockholders based on the exchange ratios set out below, the Company believes that the Stock Incentive Plan will again become an important tool to help retain the Company’s employees, reward their continued loyalty to the Company, and motivate them to continue to create stockholder value.

STOCK OPTION EXCHANGE PROGRAM

      Under the proposed Option Exchange Program, participating employees would surrender unexercised options they currently hold with an exercise price of at least $35.00 per share and in return receive new stock option grants to purchase fewer shares, in accordance with a specified exchange ratio. The new options would have an exercise price equal to the fair market value (as determined under the Stock Incentive Plan) of the Company’s common stock on the new option grant date. The ratios of surrendered options to replacement options would vary from 2.0-to-1, to 3.5-to-1, depending upon the exercise price of the surrendered options.

      The Company has structured the Option Exchange Program to strike a balance between stockholder and employee interests. In doing so, the Company designed the Option Exchange Program to create an exchange value per option that is somewhat more favorable to stockholders economically. The Company used the Black-Scholes model to calculate the value of the options being surrendered by an option holder and the value of the new options being granted. On an aggregate basis, the value of the surrendered options was greater than the value of the new options. The Option Exchange Program would be beneficial to stockholders by canceling a larger number of outstanding options and issuing fewer options in their place. In addition, by conducting this exchange rather than granting new options to supplement the underwater options, the Company is avoiding potential additional dilution to the stockholders’ interests.

      If 100% of eligible options were to be exchanged and new grants made in accordance with the exchange ratios set out below, the number of shares underlying options outstanding would be reduced by approximately 3,959,726 shares, or 13% of all outstanding options.

Background

      The Stock Incentive Plan currently allows the Company to grant options and other awards to employees. As of February 29, 2004, there were 29,787,167 shares underlying options outstanding under the Stock Incentive Plan and 11,392,001 shares available for future grant. Of the outstanding options, as of February 29, 2004, options to purchase 6,563,715 shares of common stock would be eligible for exchange under the proposed Option Exchange Program. The market value per share of the common stock underlying the options eligible for exchange was $12.74 as of February 29, 2004, based upon the closing price as quoted on The Nasdaq Market for that date.

	Number of Shares		Remaining Life
	Underlying Options as	Weighted Average	of Weighted
Exercise Price of Eligible Employee Grants	of February 29, 2004	Exercise Price	Average Option

$35.0000 - $45.0000	2,395,346	$39.42	7.3
$45.0001 - $55.0000	855,591	$49.11	7.0
$55.0001 - $65.0000	284,889	$59.23	6.6
$65.0001 - $75.0000	2,256,385	$66.48	6.5
$75.0001 - $109.125	771,504	$79.54	6.3

Total Number of Shares Underlying Options Eligible for Exchange	6,563,715

Details of the Option Exchange Program

Implementing the Stock Option Exchange Program

      The Company’s Board of Directors authorized the Option Exchange Program in February 2004, upon the recommendation of its Compensation Committee and subject to stockholder approval. If this proposal is approved, this one-time offer to exchange options may commence at any time after the annual meeting at the discretion of the Company’s Compensation Committee.

      If you approve the Option Exchange Program and the Option Exchange Program commences, eligible employees will be offered the opportunity to participate in the Option Exchange Program under an Offer of Exchange to be filed with the SEC and distributed to all eligible employees. Employees will be given at least 20 business days in which to accept the offer of the new options in exchange for the surrender of their eligible options. Voting in favor of this proposal at the annual meeting does not constitute an election to participate in the Option Exchange Program. The surrendered options will be cancelled on the first business day following this election period. The new options will be granted no earlier than six months and one day following the cancellation of the surrendered options.

Eligibility

      If implemented, the Option Exchange Program will be open to all Company employees who hold options, worldwide, where feasible and practical under local regulations as determined by the Company. The Option Exchange Program will not be available to the seven executive officers or the Company’s Board of Directors. The program also will not be available to any former employees or to retirees. If an optionee is no longer a Company employee for any reason, including retirement, termination, voluntary resignation, layoff, death or disability, on the date that the Option Exchange Program election period ends, that optionee cannot participate in the program. An employee who tenders his or her options for exchange must also have been continuously employed with the Company or a subsidiary entity from the date the surrendered options are cancelled up to and through the date of the new grant in order to receive the new options. If an optionee is no longer a Company employee for any reason on the date that the new grants are made, even if he or she had elected to participate and had tendered his or her options for exchange, that individual would not receive a new grant and the tendered options would be forfeited.

Exchange Ratios

      The exchange ratios for the Option Exchange Program (that is, how many current options an employee must surrender in order to receive one new option) were determined in a manner intended to provide for an exchange based on fair values of options surrendered and options granted, with aggregate values somewhat favorable to stockholders. New option grants calculated according to the exchange ratios will be rounded down to the nearest whole share on a grant-by-grant basis. Options will not be issued for fractional shares. The ratios set out below were established based on the Company stock price during February 2004, after consultation with independent third-party consultants on stock plans and stockholder proposals. In the discretion of the Company’s Compensation Committee, prior to the commencement of the Option Exchange Program, the minimum exercise price subject to the exchange ratio tiers noted in the table below may be increased to reflect increases in the market price of the Company’s common stock.

Exchange Ratio
Exercise Price Range	[Cancelled to New]

$35.0000 to $45.0000	2.00 to 1
$45.0001 to $55.0000	2.375 to 1
$55.0001 to $65.0000	2.75 to 1
$65.0001 to $75.0000	3.125 to 1
$75.0001 and above	3.5 to 1

Election to Participate

      Under the Option Exchange Program, eligible employees may make a one-time election to surrender grants of stock options that have an exercise price of at least $35.00 and exchange them for new options in accordance with the exchange ratios set out above. Participation in the Option Exchange Program will be voluntary.

Exercise Price of New Options

      All new options will be granted with an exercise price equal to the fair market value of the Company’s common stock on the date of the new grant, as determined under the Stock Incentive Plan.

Vesting of New Options

      The new options will be wholly unvested upon grant. They will become vested and exercisable with respect to one-quarter (1/4th) of the shares underlying the options on the six-month anniversary of the grant date and with respect to one twenty-fourth (1/24th) of the shares underlying the options monthly (as of the date in each calendar month corresponding with the grant date) over the following eighteen-month period, so that the new options will be fully vested and exercisable twenty-four months after they are granted. However, the recipient’s vesting and exercise rights are contingent upon the recipient’s continued employment through the applicable vesting date.

Term of New Options

      The term of an option is the length of time during which it may be exercised. Under the Option Exchange Program, each new option will have a term equal to the remaining term of the surrendered option it replaces. This ensures that the employees who participate in the exchange offer will not derive any additional benefit from an elongated term in which to exercise.

Other Conditions of New Options

      The other terms and conditions of the new options will be set forth in an option agreement to be entered into as of the new grant date, and will be governed by the Stock Incentive Plan. The new options will be incentive stock options under U.S. tax laws, to the fullest extent permitted under Section 422 of the Internal Revenue Code. The shares of common stock for which the new options will be exercisable have already been registered with the SEC as part of the Company’s Stock Incentive Plan registration statements.

Accounting Treatment

      The Company has structured the Option Exchange Program to comply with current Financial Accounting Standards Board pronouncements so that the Company will receive the same accounting treatment for the new options as it does for its current options. In other words, the Option Exchange Program has been designed so that the Company will not be subject to accounting compensation charges against the Company’s earnings from the new options, under current accounting rules.

U.S. Federal Income Tax Consequences

      The exchange of options should be treated as a non-taxable exchange and the Company and the Company’s employees should recognize no income for U.S. federal income tax purposes upon the grant of the new options. All new options granted under the Option Exchange Program will be incentive stock options for U.S. federal income tax purposes, to the fullest extent permitted under Section 422 of the Internal Revenue Code. The tax consequences of incentive stock options is described above, on page 25, under the summary of the Stock Incentive Plan.

Potential Modification to Terms to Comply with Governmental Requirements

      The terms of the Option Exchange Program will be described in a Tender Offer Statement that will be filed with the SEC. Although the Company does not anticipate that the SEC would require it to modify the terms materially, it is possible that the Company will need to alter the terms of the Option Exchange Program to comply with SEC comments.

Benefits of the Option Exchange Program to Employees

      Because the decision whether to participate in the Option Exchange Program is completely voluntary, the Company is not able to predict who will participate, how many options any particular group of employees will elect to exchange, nor the number of replacement options that may be granted. As noted above, however, the Company’s top seven executive officers and members of the Company’s Board of Directors are not eligible to participate in the Option Exchange Program. Of the outstanding options held by eligible employees as of February 29, 2004, the maximum number of shares of common stock underlying options, which could be exchanged, is 6,563,715 and the maximum number of shares of common stock underlying the new options which could be issued under the above exchange ratios would be approximately 2,650,000.

Effect on Stockholders

      The Option Exchange Program was designed to have economic value favorable to stockholders and to avoid the dilution in ownership that normally results from supplemental grants of new stock options. The Company is not able to predict the impact the Option Exchange Program will have on your rights as a stockholder because it is unable to predict how many option holders will exchange their options or what the future market price of the Company’s stock will be at the time of the new grant.

The Board of Directors recommends a vote FOR approval of the Option Exchange Program.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation of Directors

      In 2003, each director who was not an employee of the Company was eligible to receive a director’s fee of $25,000 per year and, until May 20, 2003, a fee of $1,000 for participation in each meeting of a committee of the Board of Directors. Effective May 21, 2003, the fees were increased to range from $1,500 to $2,000 for participation in each meeting of the Board of Directors or meeting of a committee of the Board of Directors. Directors who are also employees of the Company received no compensation for their services to the Company as directors. Beginning in 2000, each non-employee director was also entitled to receive an automatic grant of options to purchase 48,000 shares of Common Stock on the date that such non-employee director was first elected or appointed or re-elected as a director. All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors. In 2003, Dr. Karabelas received consulting fees of $4,000 in exchange for general strategic consulting services provided to the Company.

Executive Compensation

      The employees named in the following table were the Company’s Chief Executive Officer and the four highest-paid executive officers during 2003 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation
					Awards
				Other Annual		All Other
		Salary(1)	Bonus	Compensation(2)	Options(3)	Compensation(4)
Name and Principal Position	Year	($)	($)	($)	(#)	($)

William A. Haseltine, Ph.D.	2003	500,000	200,850		350,000	2,635
Chief Executive Officer	2002	499,423	200,000	51,981	430,000	2,750
	2001	483,654	210,000	75,324	520,000	2,625

Craig A. Rosen, Ph.D.	2003	390,000	200,850		185,000	2,025
President, Research and	2002	389,038	195,000		230,000	2,750
Development	2001	364,038	200,000		280,000	2,625

David C. Stump, M.D.	2003	315,000	132,000		100,000	3,500
Executive Vice President	2002	314,231	120,000		115,000	3,000
	2001	294,231	110,000		140,000	2,625

James H. Davis, Ph.D., J.D.	2003	315,000	123,600		100,000	3,000
Executive Vice President	2002	314,231	120,000		115,000	2,750
	2001	294,231	125,000		140,000	2,625

Steven C. Mayer	2003	315,000	123,600		100,000	3,500
Executive Vice President	2002	314,231	120,000		115,000	2,750
	2001	294,231	135,000		140,000	2,573

(1)	Includes amounts earned but deferred at the election of the Named Executive Officer, such as salary deferrals under the Company’s 401(k) Plan established under Section 401(k) of the Internal Revenue Code.

(2)	As permitted by rules promulgated by the Securities and Exchange Commission, no amounts are shown with respect to certain perquisites (such as car and housing allowances), where such amounts do not exceed the lesser of (i) 10% of the sum of the salary and bonus of the Named Executive Officer, or (ii) $50,000. Amounts reported for Dr. Haseltine include $13,547 and $36,890 in imputed interest for 2002 and 2001, respectively, on an interest-free loan, which was repaid in 2002. Also included in the amounts reported for Dr. Haseltine are $26,934 for each year shown for car allowances, and $11,500 for each year shown representing premiums paid under the Company’s supplemental disability insurance program for senior executives.

(3)	The Company has awarded no Stock Appreciation Rights.

(4)	The amounts reported represent the Company’s contributions to the Named Executive Officer’s account under its 401(k) Plan.

      The following table sets forth information concerning grants to the Named Executive Officers of options to purchase shares of the Company’s Common Stock granted in 2003.

OPTIONS GRANTED IN 2003

					Potential realizable
	Individual Grants				value at assumed
					annual rates of stock
		Percent of total			price appreciation
		options granted	Exercise price		for option term(1)
	Options	to all employees	per share	Expiration
Name	(#)	in fiscal year	($)	date	5%($)	10%($)

William A. Haseltine, Ph.D.	350,000	5.8%	12.38	12/10/2013	2,725,000	6,905,687
Craig A. Rosen, Ph.D.	185,000	3.1%	12.38	12/10/2013	1,440,357	3,650,148
David C. Stump, M.D.	100,000	1.7%	12.38	12/10/2013	778,572	1,973,053
James H. Davis, Ph.D., J.D.	100,000	1.7%	12.38	12/10/2013	778,572	1,973,053
Steven C. Mayer	100,000	1.7%	12.38	12/10/2013	778,572	1,973,053

(1)	The assumed annual rates of stock price appreciation of 5% and 10% over ten years are required by the Securities and Exchange Commission to be used for illustration purposes and are not intended to forecast possible future appreciation, if any, of the Company’s Common Stock.

      The following table sets forth information with respect to option exercises by and year-end values during 2003 for the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND OPTION VALUES AT END OF FISCAL YEAR

			Number of unexercised		Value of unexercised
			options at fiscal		in-the-money options at
	Shares		year-end(#)		fiscal year-end($)(1)
	acquired on	Value
Name	exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William A. Haseltine, Ph.D.	0	0	3,510,460	1,279,540	4,949,472	2,091,598
Craig A. Rosen, Ph.D.	20,000	187,750	1,479,655	645,285	4,623,319	833,886
David C. Stump, M.D.	0	0	652,405	398,019	111,917	423,468
James H. Davis, Ph.D., J.D.	0	0	993,605	338,395	3,902,073	423,468
Steven C. Mayer	0	0	927,837	330,399	3,685,773	423,468

(1)	Value is based on the difference between the stock option exercise price and the closing price of the Company’s Common Stock on The Nasdaq National Market on December 31, 2003 of $13.25 per share.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information regarding the Company’s equity compensation plans as of December 31, 2003.

Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued	Weighted-average	equity compensation plans
	upon exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected in first
Plan Category	warrants and rights (1)	warrants and rights	column)(1)

Equity compensation plans approved by security holders	30,769,339	$27.31	10,480,284
Equity compensation plans not approved by security holders	—	—	—
Total	30,769,339		10,480,284

(1)	Represents shares of the Company’s Common Stock issuable in connection with such equity compensation plans.

Employment Agreements, Termination of Employment and Change in Control Arrangements

      In February 1997, the Company entered into an employment agreement with Dr. Haseltine that superseded his May 1993 employment agreement. The employment agreement is for an initial term that expired in February 2000 and has been and will be automatically extended for additional one-year periods unless terminated by either party four months prior to the end of the applicable term. The employment agreement provides that Dr. Haseltine is entitled to an annual base salary as determined by the Board of Directors ($519,150 as of January 1, 2004), and an annual bonus as determined by the Board of Directors and an annual car allowance. The Company may terminate the employment agreement without cause, and upon such termination, Dr. Haseltine will be entitled to severance equal to his base salary for a period of 24 months.

      In October 1992, the Company entered into an employment agreement with Dr. Rosen in which Dr. Rosen agreed to serve as Senior Vice President, Research and Development of the Company. Since 2000, he has served as Executive Vice President, Research and Development and since January 2003 he has served as President, Research and Development. The employment agreement was for an initial term that ended in October 1995 and has been and will be automatically extended for additional one-year periods unless terminated by either party prior to the end of the applicable term. Dr. Rosen is entitled to an annual base salary, as determined by the Board of Directors ($402,000 as of January 1, 2004), an annual bonus as determined by the Board of Directors and an annual car allowance. The Company may terminate the employment agreement without cause, and upon such termination, Dr. Rosen will be entitled to receive up to six months’ base salary, but in no event less than three months’ base salary.

      In September 1999, the Company entered into an employment agreement with Dr. Stump in which Dr. Stump agreed to serve as Senior Vice President, Drug Development of the Company, effective November 1999. Dr. Stump is entitled to an annual base salary, as determined by the Board of Directors ($330,000 as of January 1, 2004) and an annual bonus as determined by the Board of Directors. Upon termination without cause, Dr. Stump will be entitled to receive his base salary until the earlier of (1) 12 months after termination of employment or (2) commencement of other regular full-time employment.

      In April 1997, the Company entered into an employment agreement with Dr. Davis in which Dr. Davis agreed to serve as Senior Vice President, General Counsel and Secretary of the Company. Since 2003, he has served as Executive Vice President, General Counsel and Secretary. Dr. Davis is entitled to an annual base salary, as determined by the Board of Directors ($325,000 as of January 1, 2004) and an annual bonus as determined by the Board of Directors. Upon termination without cause, Dr. Davis will be entitled to receive his base salary until the earlier of (1) 12 months after termination of employment or (2) commencement of other regular full-time employment.

      In August 1996, the Company entered into an employment agreement with Mr. Mayer in which Mr. Mayer agreed to serve as Senior Vice President and Chief Financial Officer of the Company. Since 2003, he has served as Executive Vice President and Chief Financial Officer. Mr. Mayer is entitled to an annual base salary, as determined by the Board of Directors ($325,000 as of January 1, 2004) and an annual bonus as determined by the Board of Directors. Upon termination without cause, Mr. Mayer will be entitled to receive his base salary until the earlier of (1) 12 months after termination of employment or (2) commencement of other regular full-time employment.

      In July 1998, the Company established a Key Executive Severance Plan for the Chief Executive Officer, the President and other key employees of the Company, and pursuant to that plan, the Company entered into agreements with the Named Executive Officers. The agreements provide that in the event the executive’s employment is terminated by the Company without cause or by the executive for good reason, in either case within 18 months of a Change in Control of the Company (as defined in the Key Executive Severance Plan), the Company shall make a cash payment to the executive equal to 1.5 times the sum of the executive’s annual salary plus bonus (2.0 times in the case of the Chief Executive Officer) and the executive will be entitled to continue to participate in the Company’s group medical, dental, life and disability programs for a period of eighteen months (twenty-four months in the case of the Chief Executive Officer) at the same rates applicable to the executive during the executive’s employment. In addition, the Key Executive Severance Plan provides that upon a Change in Control, all option grants will vest unless the options are assumed or replaced in connection with the Change in Control and the assumed or replacement options will vest in the event the executive’s employment is terminated without cause or the executive resigns for good reason, in either case within 18 months of the Change in Control. Each executive also agreed to certain confidentiality and non-solicitation provisions as a condition to participation in the Key Executive Severance Plan.

Compensation Committee Interlocks and Insider Participation

      None of the members of the Compensation Committee is a current or former officer or employee of the Company.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors consists entirely of non-employee directors. The Compensation Committee is responsible for setting and administering the policies that govern annual executive salaries, bonuses and stock incentive programs. The Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer and the Company’s other executive officers based upon a mix of the achievement of the corporate goals, individual performance and comparisons with other pharmaceutical and biotechnology companies.

      The Compensation Committee’s goals with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability, performance and potential, and to establish and maintain an appropriate relationship between executive compensation and the creation of shareholder value. When determining adjustments to an individual’s compensation package, the Compensation Committee evaluates the importance to stockholders of that person’s continued service.

      The Compensation Committee retains a leading executive compensation consultant to provide industry-specific competitive intelligence and advice about executive compensation program design and competitive compensation levels.

      The executive officers’ compensation structure consists of (1) base salary, (2) cash bonus, and (3) stock options.

      Base Salary. Salaries for 2004 were set based on the above factors and after review of industry comparables and discussion with a leading compensation consultant.

      The Company’s philosophy is to maintain executive base salary at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve the Company’s vision and mission over the long term. Each individual’s base salary is determined by the Compensation Committee after considering a variety of factors that make up market value and prospective value to the Company, including the knowledge, experience and accomplishments of the individual, the individual’s level of responsibility, and the typical compensation levels for individuals with similar credentials. The Compensation Committee may, considering the advice of Company management, change the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or the Company, changes in responsibility and changes in the market for executives with similar credentials. Determinations of appropriate base salary levels and other compensation elements are generally made through consideration of a variety of industry surveys and studies, as well as by monitoring developments in relevant industries such as the pharmaceutical and biotechnology industries.

      Cash Bonus. Bonuses are awarded for accomplishments during the prior year. Bonuses are determined by the Compensation Committee with advice from Company management, based upon the Committee’s assessment of the individual’s contributions during the year, compared to, but not limited to, a list of individualized goals previously approved by management and the Compensation Committee. In determining bonuses for 2003, the Compensation Committee considered, in addition to the individualized goals, management’s response to rapidly changing business conditions in the pharmaceutical and biotechnology industry, expense reductions to conserve capital, review and redesign of the large-scale manufacturing plant, progress in conducting clinical trials of new drug candidates, and prioritization of work on new and current drug candidates.

      Stock Options. Stock options are a fundamental element in the Company’s executive compensation program because they emphasize long-term Company performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and employees. Options are generally granted to all regular full-time and part-time employees, and particularly to key employees likely to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Compensation Committee considers competitive factors, scope of responsibility and the executive officer’s achievement of individual pre-established goals. In addition, the Company makes a grant of stock options when an executive officer joins the Company. Options are granted at 100% of the fair market value on the date of grant. The Company generally awards options to officers at regular intervals based on performance and potential to contribute in the future, but other awards may be made as well. Some of the Company’s stock option plans also provide for option grants to members of the Board. Options granted to employees generally vest over periods ranging from two to four years after grant.

      Executive officers other than the Chief Executive Officer received options for 750,000 shares in 2003.

      Chief Executive Officer’s Compensation. The Compensation Committee awarded Dr. Haseltine a bonus of $200,850 for 2003. Dr. Haseltine’s base salary was set at $519,150 per year for 2004. The bonus and salary are based on the Compensation Committee’s assessments of Dr. Haseltine’s role in the Company’s performance in 2003. Under Dr. Haseltine’s leadership, expenses were contained, clinical trials in our drugs progressed, manufacturing and clinical development capabilities have expanded, and the Company has maintained its strong financial position.

      Compensation Deduction Limit. The Compensation Committee has considered the $1 million limit for federal income tax purposes on deductible executive compensation that is not performance-based, and believes all executive compensation expenses will be deductible by the Company for the foreseeable future.

Compensation Committee

Max Link, Ph.D., Chairman
Betsy Atkins
Jerry Karabelas, Ph.D.

Performance Graph

      As part of the proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a comparison of the cumulative total stockholder return on its Common Stock with that of a broad equity market index and either a published industry index or a company-constructed peer group index. The following graph compares the performance of the Company’s Common Stock for the periods indicated with the performance of the Nasdaq U.S. Stock Market Total Return Index (the “TRI”) and the Nasdaq Pharmaceutical Index (the “NPI”). The comparison assumes $100 was invested on December 31, 1998 in the Company’s Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends, if any.

ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and provide the Company with copies of such reports. The Company has reviewed such reports received by it and written representations from its directors and executive officers. Based solely on such review, the Company believes that all ownership reports were timely filed during 2003.

Other Matters

      The Board of Directors of the Company knows of no other business which will be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof.

      THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO EACH OF THE COMPANY’S STOCKHOLDERS OF RECORD ON MARCH 31, 2004, AND TO EACH BENEFICIAL OWNER OF STOCK ON THAT DATE, UPON RECEIPT OF A WRITTEN

REQUEST THEREFOR MAILED TO THE COMPANY’S OFFICES, 14200 SHADY GROVE ROAD, ROCKVILLE, MARYLAND 20850, ATTENTION: INVESTOR RELATIONS OFFICE. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP. THE COMPANY’S FILINGS WITH THE SEC ARE AVAILABLE WITHOUT CHARGE ON THE COMPANY’S WEBSITE: WWW.HGSI.COM AS SOON AS REASONABLY PRACTICABLE AFTER FILING.

Proposals for the 2005 Annual Meeting

      The deadline for submission of stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2005 annual meeting of stockholders is December 17, 2004. Any such proposal received by the Company’s principal executive offices in Rockville, Maryland after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

      The deadline for submission of stockholder proposals to be presented at the 2004 annual meeting of stockholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is March 21, 2005. Any such proposal received by the Company’s principal executive offices in Rockville, Maryland after such date may be considered untimely and excluded. If such proposal is presented at the 2005 annual meeting of stockholders, the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

By Order of the Board of Directors,

James H. Davis, Secretary

April      , 2004

      THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

ANNEX A

AMENDMENT NO. 1

TO THE
HUMAN GENOME SCIENCES, INC.

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

W I T N E S S E T H:

      WHEREAS, Human Genome Sciences, Inc., a Delaware corporation (the “Company”), maintains the Amended and Restated 2000 Stock Incentive Plan (the “Plan”); and

      WHEREAS, Section 7(f) of the Plan reserves to the Board of Directors of the Company (the “Board”) the authority to amend the plan from time to time provided that any such amendment that is material be approved by the stockholders of the Company; and

      WHEREAS, the Board, having determined that it is desirable and in the best interests of the Company and its stockholders to amend the Plan to enable the award thereunder of restricted and unrestricted stock, stock-equivalent units, and other stock-based awards.

      NOW, THEREFORE, the Plan is amended as follows, effective upon approval of the stockholders of the Company:

      1. The third paragraph of Section 1 of the Plan is amended to read as follows:

“The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, stock-equivalent units and other stock-based awards, or any combination of the foregoing.”

      2. Section 2(b) of the Plan is amended to read as follows:

“(b) “Award” shall mean any stock option, stock appreciation right, restricted or unrestricted stock award, stock-equivalent unit or other stock-based award granted under the Plan or one of the Prior Plans.”

      3. The third paragraph of Section 4 of the Plan is amended to read as follows:

“The following additional maximums are imposed under the Plan, subject to adjustment in the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock: (a) the maximum number of shares of Common Stock that may be issued under the Plan in conjunction with stock awards under Section 6(d) or (e) of the Plan is 3,000,000 shares; (b) the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any calendar year to any one person under this Plan is 2,000,000 shares; provided, however, that, to the extent the maximum permissible Award is not made in a year, such amount may be carried over to subsequent years, and provided, further, that such per-person limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled; and (c) the maximum number of shares of Common Stock that may be subject to Awards granted under the Plan to any one person pursuant to Section 6(e) under a performance-based stock award is, in the aggregate, 1,000,000 shares during any 36-month period.”

      4. The following paragraphs are added to the end of Section 6 of the Plan:

“(d) Stock Awards. The Administrator may from time to time grant stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be denominated in Common Stock or other securities, stock-equivalent units, securities or debentures convertible into Common Stock, or any combination of the foregoing and

A-1

may be settled in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator. The restriction period of stock Awards shall be of at least three years’ duration; provided, however, that a stock Award may have a restriction period of less than three years, but no less than one year, if the vesting of such Award is performance based, and provided, further, that a stock Award may be unrestricted if it is granted in lieu of salary or cash bonus and is reasonable in amount as determined in the sole discretion of the Administrator. A stock Award granted in the form of a stock-equivalent unit shall be credited to a bookkeeping reserve account solely for recordkeeping purposes, shall not require a segregation of any of the Company’s assets, and, except as otherwise provided in the applicable Grant Agreement, shall not convey upon the grantee any rights of a stockholder with respect to any shares of Common Stock represented by such stock-equivalent unit solely as a result of the grant of the Award.

(e) Performance Factors. For purposes of ensuring that compensation arising from Awards granted under the Plan to officers and key employees of the Company is deductible as qualified performance-based compensation within the meaning of Code section 162(m), the Administrator may provide that the granting, vesting, right to exercise or lapse of restrictions associated with an Award (each, a “performance-based stock award”) is contingent upon the attainment of one or more preestablished, objective performance goals based on any, or any combination, of the following business criteria as it may apply to an individual, a business unit or the Company: return on stockholder equity, return on investment, total revenue, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and appreciation (“EBITDA”), profits, stock price, earnings per share, cost containment, scientific development, product development, manufacturing capability, strategic alliances, or business development. Performance goals may include minimum, maximum and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained. The Administrator may, at its sole discretion, modify the measurement criteria as applied to performance-based stock awards to offset any unintended results arising from events not anticipated when the performance goals were established; provided, that such modifications may be made with respect to an award granted to any executive officer of the Company only to the extent permitted by Code section 162(m). Notwithstanding anything in the Plan to the contrary, the Administrator is not authorized to waive or accelerate the lapse of restrictions on a performance-based stock award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code section 162(m).”

      IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its duly authorized officer this       day of                     , 2004.

ATTEST:	HUMAN GENOME SCIENCES, INC.

By:	By:

A-2

ANNEX B

AMENDMENT NO. 2

TO THE
HUMAN GENOME SCIENCES, INC.

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

W I T N E S S E T H:

      WHEREAS, Human Genome Sciences, Inc., a Delaware corporation (the “Company”), maintains the Amended and Restated 2000 Stock Incentive Plan (the “Plan”); and

      WHEREAS, Section 7(f) of the Plan reserves to the Board of Directors of the Company (the “Board”) the authority to amend the plan from time to time provided that any such amendment that is material be approved by the stockholders of the Company; and

      WHEREAS, the Board, having determined that it is desirable and in the best interests of the Company and its stockholders to amend the Plan consistent with industry practice with respect to the frequency and amount of equity grants to Non-Employee Directors.

      NOW, THEREFORE, the Plan is amended as follows, effective upon approval of the stockholders of the Company:

      1. Section 6(b) of the Plan is amended in its entirety to read as follows:

“(b) Non-Employee Director Options.

(i) Each member of the Board (a “Director”) who is not an employee of the Company or any of its Affiliates (a “Non-Employee Director”) will receive, on the date that such person is first elected or appointed as a Director, an automatic grant of a nonqualified stock option to purchase 25,000 shares of Common Stock (“Initial Director Option”).

(ii) Each Non-Employee Director who was a member of the Board on December 31, 2003 and is re-elected to the Board at the 2004 annual meeting of stockholders of the Company (the “2004 Annual Meeting”) will receive, on the day immediately following the date of the 2004 Annual Meeting, an automatic grant of a nonqualified stock option to purchase 48,000 shares of Common Stock (“Re-election Option”).

(iii) Each Non-Employee Director also will receive, on the day immediately following the date of each annual meeting of stockholders, including the 2004 Annual Meeting, an automatic grant of a nonqualified stock option to purchase 16,000 shares of Common Stock (“Annual Director Option”); provided that the Director is a member of the Board on the grant date.

(iv) Notwithstanding the provisions of Section 6(b)(iii) above, (A) an Annual Director Option will not be granted with respect to the 2004 Annual Meeting to any Non-Employee Director who was not a Director on January 1, 2004, and (B) an Annual Director Option will not be granted to a Non-Employee Director with respect to an annual meeting of stockholders that gives rise to the Director’s Initial Director Option or Re-election Option.

(v) Each Initial Director Option, Re-election Option and Annual Director Option shall (A) have a ten-year term; (B) have an exercise price for each share subject thereto equal to the Fair Market Value of the Common Stock on the grant date; (C) become vested and exercisable in equal monthly installments over the 36-month period that commences on the grant date; (D) become fully vested and exercisable in the event that more than 50% of the outstanding Common Stock is acquired by a person or group of persons; (E) remain exercisable, to the extent vested, for a period of three months following termination of service as a Director or, if such termination is due to death or permanent and total disability, for a one-year period following termination of service, and shall terminate upon the expiration of such three-month or one-year

B-1

period, as applicable; and (F) provide for payment of the exercise price via cash, check, tender of shares of Common Stock, or any combination thereof.”

      IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed by its duly authorized officer this       day of                     , 2004.

ATTEST:	HUMAN GENOME SCIENCES, INC.

By:	By:

B-2

Annual Meeting of Stockholders
HUMAN GENOME SCIENCES, INC.
May 20, 2004

Please date, sign and mail your proxy card back
as soon as possible or submit your proxy by telephone or
Internet. If you submit your proxy by telephone or Internet, do not return your proxy card.

HUMAN GENOME SCIENCES, INC.

PROXY SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 20, 2004

     The undersigned hereby appoints WILLIAM A. HASELTINE, Ph.D. and JAMES H. DAVIS, Ph.D., J.D., and each of them, with full power of substitution to each, as attorneys and proxies of the undersigned, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Human Genome Sciences, Inc. (the “Company”) to be held at the University System of Maryland — Shady Grove Center, Germantown Room, 9630 Gudelsky Drive, Rockville, MD 20850 on May 20, 2004 at 9:30 a.m., local time, and at any adjournment or postponement thereof, upon and in respect of the following matters, and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     The undersigned hereby acknowledges receipt of a copy of the Company’s 2003 Annual Report and Notice of Annual Meeting and Proxy Statement relating to such Annual Meeting. The undersigned revokes all proxies heretofore given for said Annual Meeting and any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON(S) SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES INDICATED AND “FOR” THE OTHER PROPOSALS.

(Continued on other side)

C/O AMERICAN STOCK TRANSFER & TRUST COMPANY 59 MAIDEN LANE NEW YORK, NY 10038	VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions provided.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides to you.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Human Genome Sciences, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HUMAN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

HUMAN GENOME SCIENCES, INC.

MANAGEMENT RECOMMENDS A VOTE “FOR” THE NOMINEES FOR DIRECTOR LISTED BELOW AND “FOR” PROPOSALS 2, 3, 4, AND 5 1. To elect 4 directors.				To withhold authority to vote for any nominee(s) mark “For All Except” and write the nominee’s number on the line below.
Nominees:	For	Withhold	For All
01) Richard J. Danzig	All	All	Except
02) Jürgen Drews, M.D.	☐	☐	☐
03) Kathryn E. Falberg
04) Argeris N. Karabelas, Ph.D.

	For	Against	Abstain

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.	☐	☐	☐

3. To approve Amendment No. 1 to the Company’s Amended and Restated 2000 Stock Incentive Plan (the “Stock Incentive Plan”).	☐	☐	☐

4. To approve Amendment No. 2 to the Stock Incentive Plan.	☐	☐	☐

5. To approve an option exchange program for the Company’s employees, other than the Company’s seven executive officers.	☐	☐	☐

6. To act upon such other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.	☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted “FOR” the election of the nominees and “FOR” proposals 2, 3, 4 and 5.

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed within the United States. (If you submit your proxy by telephone or Internet, do not return your proxy card.)

Note: Please sign exactly as your name appears hereon. If the shares are in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should give their full titles. If a signatory is a corporation, please give the full corporate name and have a duly authorized officer sign, stating his or her title. If a signatory is a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date